SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2006

Arrhythmia Research Technology, Inc.

(Exact name of issuer as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway

Fitchburg, MA 01420

(Address of principal executive offices and zip code)

(978) 345-5000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

For the benefit of shareholders who were unable to attend the annual meeting on May 19, 2006, the text of the speech given by the President and Chief Executive Officer is hereby attached as exhibit number 99.1 and the Company’s press release issued on May 22, 2006 announcing the results of the annual meeting is attached on exhibit number 99.2.

Item 8.01. Other Events

On May 19, 2006, the Company held its Annual Meeting of Stockholders. The following is a tabulation of the voting on the proposals presented at the Annual Meeting.

Proposal 1: The following nominees were elected as Class II directors, to serve for three years and until his successor has been duly elected and qualified.

	Shares Voted For	Shares Withheld
Julius Tabin	2,261,669	243,722
E.P. Marinos	2,261,669	243,722

The terms of office of James E. Rouse and Jason Chambers (Class I directors) and Paul F. Walter (Class III director) continued after the Annual Meeting.

Proposal 2: The appointment of Carlin, Charron & Rosen LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006 was ratified.

Shares Voted For	Shares Withheld	Shares Abstaining
2,454,082	12,240	39,069

On May 19, 2006 the Board of Directors of Arrhythmia Research Technology, Inc. (the “Company”) declared a cash dividend. The Company issued a press release dated May 22, 2006 announcing the cash dividend, which is attached as exhibit number 99.3 to this report.

Item 9.01.	Financial Statements and Exhibits
(c)	The following exhibits are filed with this report:

Exhibit

Number	Description
99.1	The text of the speech presented by President and Chief Executive Officer James E. Rouse at the annual meeting on May 19, 2006.
99.2	Press Release dated May 22, 2006 announcing the results of the annual meeting.
99.3	Press Release dated May 22, 2006 announcing a cash dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 22nd day of May 2006.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By:	/s/ David A. Garrison

David A. Garrison

Executive Vice President and

Chief Financial Officer

Exhibit Index

Exhibit

Number	Description
99.1	The text of the speech presented by President and Chief Executive Officer James E. Rouse at the annual meeting on May 19, 2006.
99.2	Press Release dated May 22, 2006 announcing the results of the annual meeting.
99.3	Press Release dated May 22, 2006 announcing a cash dividend.

3